EXECUTION COUNTERPART

              THIRD AMENDMENT TO LOAN FACILITY AGREEMENT
                          AND GUARANTY

     THIS THIRD AMENDMENT TO LOAN FACILITY AGREEMENT AND GUARANTY (this "Third Amendment") dated as of June 18, 1998, by and between RUBY TUESDAY, INC., a Georgia corporation ("Sponsor"), each of the financial institutions listed on the signature pages hereof (the "Participants") and SUNTRUST BANK, ATLANTA, a Georgia banking corporation, as servicer (in such capacity, the "Servicer");

                      W I T N E S S E T H:

     WHEREAS, the Sponsor, Participants and Servicer, in order to make available a loan facility to certain franchisees of Sponsor, entered into that certain Loan Facility Agreement and Guaranty dated as of May 30, 1997, as amended by that certain First Amendment to Loan Facility Agreement and Guaranty, dated as of October 30, 1997, as amended by that certain Second Amendment to Loan Facility Agreement and Guaranty, dated as of March 4, 1998 (as hereafter amended or modified, the "Loan Facility Agreement") by and among Sponsor, Servicer and the Participants;

     WHEREAS, in order to expedite the ongoing operations of the loan facility, Sponsor and Servicer entered into that certain Servicing Agreement, dated as of May 30, 1997 (as amended or modified from time to time, the "Servicing Agreement") to set forth certain agreements regarding fees and operations;

     WHEREAS, the Sponsor has requested (i) that the Commitment be increased to $52,500,000.00 (by increase of the Participating Commitments of the existing Participants), and (ii) that the Commitment Termination Date be extended to May 28, 1999;

     WHEREAS, the Participants and Servicer are willing to agree to the foregoing upon the terms and subject to the conditions set forth herein;

     NOW, THEREFORE, for and in consideration of the mutual premises contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

     I. Definitions. All terms used herein without definition shall have the meanings set forth for such terms in the Loan Facility
Agreement.

     II.  Amendments.


          A.  Amendment to Section 2.1 of the Loan Facility Agreement.
Section 2.1 of the Loan Facility Agreement is hereby amended by deleting
Section 2.1(a) in its entirety and substituting in lieu thereof the following Section 2.1(a):

            (1) Commitment. Subject to and upon the terms and conditions set forth in this Agreement and the other Operative Documents, and in reliance upon the guaranty of the Sponsor set forth herein, the Servicer hereby establishes a Commitment to the Sponsor to establish Loan Commitments and make Advances to such Franchisees as may be designated by the Sponsor in its Funding Approval Notices during a period commencing on the date hereof and ending on May 28, 1999 (as such period may be extended for one or more subsequent 364-day periods pursuant to Section 2.8 hereof, the "Commitment Termination Date") in an aggregate committed amount at any one time outstanding not to exceed FIFTY TWO MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($52,500,000.00) (the "Commitment").

              b. Notices. The address for notices, requests and other communications to the Sponsor shall be changed to the address and teletransmission number set forth on the signature page hereof.

     III. Waiver. The Servicer and each of the Participants hereby waive any (i) Default or Event of Default or (ii) violation of any requirements, under Section 2.8 of the Loan Facility Agreement, resulting from the extension of the Commitment by this Third Amendment. Except as expressly set forth herein, this Section 4 shall not be deemed to be a waiver of any provisions of the Loan Facility Agreement and shall not preclude the future exercise of any right, power or privilege available to the Servicer or any Participant whether under the Loan Facility Agreement or otherwise

     IV. Conditions of Effectiveness. The effectiveness of this Third Amendment and the obligation of Servicer to make lines of credit available to franchisees of Sponsor under the Loan Facility Agreement, as amended hereby, and the obligation of each Participant to purchase its participation therein, is subject to receipt by Servicer of each of the following in form and substance satisfactory to Servicer and each of the
Participants:

          A. from each of the parties hereto a duly executed counterpart of this Third Amendment;

          B. a certificate of Sponsor, dated as of the date hereof, signed by the Secretary or Assistant Secretary of Sponsor, (i) certifying as to names and true signatures of the officers of Sponsor authorized to execute and deliver this Third Amendment, (ii) certifying that Sponsor's articles of incorporation and bylaws delivered to Servicer on June 18, 1998 have not been amended or modified and are in full force and effect as of the date hereof, and (iii) certifying a true and correct copy of the action taken by the Board of Directors or the Sponsor authorizing the Sponsor's execution, delivery and performance of this Amendment and the certificates referred to herein;

          C. a certificate of the Secretary of State of the State of Georgia as to the existence of the Sponsor as a Georgia corporation; and

          D. a favorable written opinion of Powell, Goldstein, Frazer & Murphy, counsel for Sponsor and Guarantors, in form satisfactory to Servicer and each Participant and covering such matters relating to the transactions contemplated by this Third Amendment as Servicer may reasonably request;

          E. in addition, each of the Participants shall have received a duly executed Participation Certificate from the Servicer.

     V. Representations and Warranties of Sponsor. Sponsor, without limiting the representations and warranties provided in the Loan Facility Agreement, represents and warrants to the Participants and Servicer as follows:

          A. The execution, delivery and performance by Sponsor of this Third Amendment are within Sponsor's corporate powers, have been duly authorized by all necessary corporate action (including any necessary shareholder action) and do not and will not (a) violate any provision of any law, rule or regulation, any judgment, order or ruling of any court or governmental agency, the articles of incorporation or by-laws of Sponsor or any indenture, agreement or other instrument to which Sponsor is a party or by which Sponsor or any of its properties is bound or (b) be in conflict with, result in a breach of, or constitute with notice or lapse of time or both a default under any such indenture, agreement or other instrument.

          B. This Third Amendment constitutes the legal, valid and binding obligations of Sponsor, enforceable against Sponsor in accordance with their respective terms.

          C. No Unmatured Credit Event or Credit Event has occurred and is continuing as of the Effective Date.

     VI. Survival. Each of the foregoing representations and warranties and each of the representations and warranties made in the Loan Facility Agreement shall be made at and as of the Effective Date. Each of the foregoing representations and warranties shall constitute a representation and warranty of Sponsor under the Loan Facility Agreement, and it shall be a Credit Event if any such representation and warranty shall prove to have been incorrect or false in any material respect at the time when made. Each of the representations and warranties made under the Loan Facility Agreement (including those made herein) shall survive and not be waived by the execution and delivery of this Third Amendment or any investigation by the Participants or the Servicer.

     VII. No Waiver, Etc. Sponsor hereby agrees that nothing herein shall constitute a waiver by the Participants of any Unmatured Credit Event or Credit Event, whether known or unknown, which may exist under the Loan Facility Agreement. Sponsor hereby further agrees that no action, inaction or agreement by the Participants, including without limitation, any indulgence, waiver, consent or agreement altering the provisions of the Loan Facility Agreement which may have occurred with respect to the non-payment of any obligation during the terms of the Loan Facility Agreement or any portion thereof, or any other matter relating to the Loan Facility Agreement, shall require or imply any future indulgence, waiver, or agreement by the Participants. In addition, Sponsor acknowledges and agrees that it has no knowledge of any defenses, counterclaims, offsets or objections in its favor against any Participant with regard to any of the obligations due under the terms of the Loan Facility Agreement as of the date of this Third Amendment.

     VIII. Ratification of Loan Facility Agreement. Except as expressly amended herein, all terms, covenants and conditions of the Loan Facility Agreement and the other Operative Documents shall remain in full force and effect, and the parties hereto do expressly ratify and confirm the Loan Facility Agreement as amended herein. All future references to the Loan Facility Agreement shall be deemed to refer to the Loan Facility Agreement as amended hereby.

     IX.  Ratification of Guaranty Agreement.   The Guarantor hereby
ratifies and confirms that the Guaranty Agreement remains in full force and effect and is hereby affirmed by the Guarantor.

     X. Binding Nature. This Third Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, successors, successors-in-titles, and assigns.

     XI. Costs, Expenses and Taxes. Sponsor agrees to pay on demand all reasonable costs and expenses of the Servicer in connection with the preparation, execution and delivery of this Third Amendment and the other instruments and documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Servicer with respect thereto and with respect to advising the Servicer as to its rights and responsibilities hereunder and thereunder. In addition, Sponsor shall pay any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of this Third Amendment and the other instruments and documents to be delivered hereunder, and agrees to save the Servicer and each Participant harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes.

     XII. Governing Law. THIS THIRD AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA.

     XIII. Entire Understanding. This Third Amendment sets forth the entire understanding of the parties with respect to the matters set forth herein, and shall supersede any prior negotiations or agreements, whether written or oral, with respect thereto.

     XIV. Counterparts. This Third Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts and may be delivered by telecopier. Each counterpart so executed and delivered shall be deemed an original and all of which taken together shall constitute but one and the same instrument.

	     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


Address for Notices:
                                           RUBY TUESDAY, INC.
150 W. Church Avenue
Maryville, Tennessee  37801                By:  /s/  J. Russell Mothershed
Attention: Mr. J. Russell Mothershed       Title:  C. F. O.
Telecopy: (423) 379-6817


                [CORPORATE SEAL]





Address for Notices:
                                           SUNTRUST BANK, ATLANTA, as Servicer
25 Park Place, N.E.
Atlanta, Georgia 30303
Attention: Center No. 113                  By:
Telecopy No. (404) 724-3716                Title:

with a copy to:

                                           By:
F. M. Clell Deaver, III                    Title:
25 Park Place
24th Floor
Atlanta, Georgia 30303


Address for Notices:
                                           SUNTRUST BANK, ATLANTA

25 Park Place, N.E.
Atlanta, Georgia  30303
Attention: Center No. 113                  By:
Telecopy No.: (404) 724-3716               Name:
                                           Title:
with a copy to:

F. M. Clell Deaver, III                    By:
25 Park Place                              Name:
24th Floor                                 Title:
Atlanta, Georgia 30303

Participating Commitment: $10,000,000.00
Pro Rata Share: 19.0476%


Address for Notices:                       AMSOUTH BANK

1900 5th Avenue North                      By:
Birmingham, Alabama  35203                 Title:
Attention: Mr. Alan Lott
Telecopy:  (205) 583-4474



Participating Commitment: $7,500,000.00
Pro Rata Share: 14.2857%

Address for Notices:                       WACHOVIA BANK, N.A.

191 Peachtree Street, N.E.
29th Floor
Atlanta, Georgia 30303
Attention: Mr. John Canty
Telecopy:  (404) 332-5016                  By:
                                           Title:


Participating Commitment: $7,500,000.00
Pro Rata Share: 14.2857%

Address for Notices:                       FIRST AMERICAN NATIONAL BANK

First American Center
315 Union  Center, 3rd Floor
Nashville, TN 37237-0310                   By:
Attention:  Ms. Hope Stuart                Title:
Telecopy:  (615) 748-6072


Participating Commitment: $7,500,000.00
Pro Rata Share: 14.2857%

Address for Notices:                       NATIONSBANK, N.A.,
successor  to Barnett Bank, N.A.
100 North Tryon Street
Charlotte, NC  28255                       By:
Attention:  Mr. Johns Ellington            Title:
location code: NC-1-007-08-08
Telecopy:  (704) 386-1270


Participating Commitment: $7,500,000.00
Pro Rata Share: 14.2857%

Address for Notices:                       HIBERNIA NATIONAL BANK

313 Carondelet Street
New Orleans, LA  70130
Attention: Mr. Troy Villaffara             By:
Telecopy: (504) 533-5344                   Title:


Participating Commitment: $7,500,000.00
Pro Rata Share: 14.2857%

Address for Notices:                       FIRST TENNESSEE BANK, N.A.

800 South Gay Street
Knoxville, TN 37901
Attention: Mr. Mike Blackwell              By:
Telecopy:  (423) 971-2883                  Title:


Participating Commitment: $5,000,000.00
Pro Rata Share: 9.5238%

                           ACKNOWLEDGMENT OF GUARANTORS

      Each of the Guarantors acknowledges and agrees to the terms of the foregoing Third Amendment, and further acknowledges and agrees that (i) all of the obligations of the Sponsor shall continue to constitute "Guaranteed Obligations" covered by Subsidiary Guaranty Agreement executed by the undersigned, and (ii) the Subsidiary Guaranty Agreement is and shall remain in full force and effect on and after the date hereof, and (iii) the foregoing agreement shall in no way release, discharge, or otherwise limit the obligations of such Guarantor under the Subsidiary Guaranty Agreement.

     This Acknowledgment of Guarantors made and delivered as of June 18, 1998.


          TIAS, INC.


          By:

          Title:



              [CORPORATE SEAL]